Exhibit 99.1

    Innotrac Corporation Announces 2004 Third Quarter and Nine Month Results

    ATLANTA, Nov. 3 /PRNewswire-FirstCall/ -- Innotrac Corporation
(Nasdaq: INOC) announced financial results today for the third quarter ended September 30, 2004. For the three months ended September 30, 2004, the Company generated revenues of $17.6 million versus $18.5 million for the comparable period in 2003, a decline of 4.9%. This decline was primarily attributable to higher than expected softness in the direct response business line and the conclusion of two programs for one of our major clients. During the past two quarters, Innotrac has signed contracts with several new clients, which we anticipate will offset this decline. Innotrac went live and began shipping for the majority of these clients in October. Seasonal slowness and the start-up costs associated with the new client implementations resulted in a loss per share of $0.03 for the third quarter ended September 30, 2004 versus a loss per share of $0.02 in the comparable period of 2003.
    For the nine months ended September 30, 2004, the Company generated revenues of $57.4 million versus $54.5 million for the comparable period in 2003, an increase of 5.4%. Innotrac produced $8.4 million in cash flows from operations for the nine months ended September 30, 2004 compared to a $2.1 million usage of cash in the first nine months of 2003. Earnings per share for the nine months ended September 30, 2004 was breakeven versus a loss of $0.13 in the comparable period of 2003.
    On October 21, 2004, Tactica International, Inc. ("Tactica"), one of the Company's direct response clients, filed for Chapter 11 bankruptcy protection. As part of this filing, Innotrac and Tactica have entered into a court approved Stipulation Agreement whereby Tactica has acknowledged the validity of Innotrac's receivable and Innotrac's associated first security interest in Tactica's inventory. This agreement will allow Innotrac to continue providing services to Tactica on a prepaid basis while pursuing recovery of its full $2.7 million receivable, against which there is an existing $1.5 million reserve. We hope to recover a substantial portion of the receivable but it is too early in Tactica's Chapter 11 proceeding to predict the ultimate recovery.
    "The third quarter of 2004 was an exciting but challenging period for Innotrac. Despite higher than expected seasonal slowness and the start-up costs associated with implementing several new enterprise clients and opening a new facility in Delaware, we generated solid operational cash flows. Most of these expenses are now behind us and we are now gearing up for the holiday shipping season," stated Scott D. Dorfman, President and Chief Executive Officer.

    Conference Call
    Innotrac Corporation will hold a conference call to discuss this release this evening, November 3rd, at 5:00 p.m. Eastern Standard Time. Investors can listen to the conference call live by dialing 1-877-569-0972 (Conference ID:
1461796) or by logging on to http://www.innotrac.com and clicking on "Webcasts and Presentations" in the "Company" section. The Webcast will be archived and available at the same Web address. Additionally, audio playback will be available at 1-800-642-1687 (Conference ID: 1461796).

    About Innotrac
    Innotrac Corporation, founded in 1984 and based in Atlanta, Georgia, is a full-service fulfillment and logistics provider serving enterprise clients and world-class brands. The Company employs sophisticated order processing and warehouse management technology and operates eight fulfillment centers and two call centers in six cities spanning all time zones across the continental United States. For more information about Innotrac, visit the Innotrac Web site, http://www.innotrac.com .

    Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Without limitation, statements in this press release concerning future revenues from new clients, future results of operations, future general economic conditions and our ability to collect amounts owed to us by Tactica are forward-looking statements. Among the key factors that may have a direct bearing on Innotrac's operating results, performance or financial condition are competition, the demand for Innotrac's services, Innotrac's ability to retain its clients, the state of the telecommunications industry in general, Innotrac's ability to maintain profit margins in the face of pricing pressures and numerous other factors discussed in Innotrac's 2003 Annual Report on Form 10-K and other filings on file with the Securities and Exchange Commission.


                               INNOTRAC CORPORATION
                 Condensed Consolidated Statements of Operations
                                   (unaudited)
                     (in thousands, except per share amounts)

                                        Three Months Ended   Nine Months Ended
                                          September 30,        September 30,
                                          2004     2003        2004     2003

    Revenues                             $17,631  $18,545    $57,433  $54,510

    Cost of revenues                       8,756    8,548     26,670   25,706
        Gross profit                       8,875    9,997     30,763   28,804
    Operating expenses:
        Selling, general and
         administrative expenses           7,931    8,819     26,574   26,332
        Depreciation and amortization      1,283    1,358      3,905    4,289
            Total operating expenses       9,214   10,177     30,479   30,621
    Operating income (loss)                 (339)    (180)       284   (1,817)
        Interest expense                      63      180        234      581
        Other                                  -        1          -       (5)
            Total other expense               63      181        234      576
    Income (loss) before income taxes       (402)    (361)        50   (2,393)
        Income tax (benefit)                   -     (112)         -     (859)
    Net income (loss)                      $(402)   $(249)       $50  $(1,534)

    Earnings per share:
        Basic                             $(0.03)  $(0.02)     $0.00   $(0.13)
        Diluted                           $(0.03)  $(0.02)     $0.00   $(0.13)

    Weighted average shares outstanding:
        Basic                             11,905   11,584     11,843   11,498
        Diluted                           11,905   11,584     12,540   11,498

    Note: These statements should be read in conjunction with the Company's Form 10-K filed with the Securities and Exchange Commission on March 30, 2004.


                                 INNOTRAC CORPORATION
                        Condensed Consolidated Balance Sheets
                                    (in thousands)


                                               September 30,      December 31,
                                                   2004              2003
                      ASSETS                    (Unaudited)        (Audited)
    Current Assets:
          Cash                                      $1,456            $2,228
          Accounts receivable (net of allowance
           for doubtful accounts of $1,897 at
           September 30, 2004 and $1,696 at
           December 31, 2003)                       17,055            15,682
          Inventory                                  4,611            10,896
          Prepaid expenses and other                 2,500               915
                Total current assets                25,622            29,721

     Property and equipment, net                    13,087            14,750
     Goodwill                                       25,169            25,169
     Other assets, net                               1,207             1,322

                 Total assets                      $65,085           $70,962

          LIABILITIES AND SHAREHOLDERS' EQUITY
    Current Liabilities:
          Accounts payable                          $5,875            $5,738
          Accrued expenses and other                 3,491             2,577
          Line of credit                             4,348            11,802
                Total current liabilities           13,714            20,117

    Noncurrent Liabilities:
          Other non-current liabilities              1,028             1,083
                Total noncurrent liabilities         1,028             1,083

                Total shareholders' equity          50,343            49,762

                Total liabilities and
                 shareholders' equity              $65,085           $70,962

    Note: These statements should be read in conjunction with the Company's Form 10-K filed with the Securities and Exchange Commission on March 30, 2004.


                               INNOTRAC CORPORATION
                 Condensed Consolidated Statements of Cash Flows
                                   (unaudited)
                                  (in thousands)

                                        Three Months Ended   Nine Months Ended
                                           September 30,        September 30,
                                           2004     2003       2004      2003

    CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                       $(402)   $(249)     $50   $(1,534)
    Adjustments to net loss:
       Depreciation and amortization        1,283    1,358    3,905     4,289
       Loss on impairment or disposal of
        fixed assets                            6        1      106         1
       Deferred income taxes                  -       (302)     -      (1,049)
       Amortization of deferred compensation   18       18       68        54
       Changes in working capital:
          Accounts receivable, net           (175)   1,679   (1,373)     (796)
          Inventory                           385    1,418    6,285     8,460
          Prepaid assets and other           (763)    (794)  (1,690)       58
          Accounts payable, accrued
           expenses and other                 195     (684)   1,062   (11,557)
       Cash provided by (used in)
        operating activities                  547    2,445    8,413    (2,074)

    CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                     (795)    (363)  (2,112)   (1,018)
    Acquisition of business, net of
     cash acquired                            -         (5)     -        (181)
       Cash (used in) investing activities   (795)    (368)  (2,112)   (1,199)

    CASH FLOWS FROM FINANCING ACTIVITIES:
    Net borrowings (repayments) under
     line of credit                           262   (2,016)  (7,455)    2,619
    (Payment) of capital lease obligation     (25)     (28)     (65)     (100)
    Loan commitment fees                      -        -        (15)      (31)
    Exercise of employee stock options        105      537      748     1,009
    Stock reacquired to settle employee
     stock bonus withholding tax obligation   -        -       (286)      -
    Issuance of treasury stock                -        -        -         -
       Cash (used in) provided by
        financing activities                  342   (1,507)  (7,073)    3,497

    Net (decrease) increase in cash            94      570     (772)      224
    Cash, beginning of period               1,362      615    2,228       961
    Cash, end of period                    $1,456   $1,185   $1,456    $1,185

    Note: These statements should be read in conjunction with the Company's Form 10-K filed with the Securities and Exchange Commission on March 30, 2004.

SOURCE  Innotrac Corporation
    -0-                             11/03/2004
    /CONTACT: David L. Gamsey, Chief Financial Officer of Innotrac Corporation, +1-678-584-4020, or dgamsey@innotrac.com /
    /Web site:  http://www.innotrac.com /
    (INOC)

CO:  Innotrac Corporation; Tactica International, Inc.
ST:  Georgia
IN:  CPR MLM
SU:  ERN CCA MAV